Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-132998 on Form S-8, of CommunitySouth Financial Corporation (formerly known as CommunitySouth Bancshares, Inc.) relating to the CommunitySouth Bancshares, Inc. 2005 Stock Incentive Plan, of our report, dated March 30, 2009, that is incorporated by reference in the Annual Report on Form 10-K of CommunitySouth Financial Corporation for the year ended December 31, 2008.

/s/ Elliott Davis, LLC

Greenville, South Carolina
March 30, 2009